Exhibit 23

[Stegman & Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the inclusion of our report dated March 23, 2009 regarding the consolidated statements of financial condition of WSB Holdings, Inc. as of December 31, 2008 and July 31, 2007, and the related consolidated statements of earnings, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008, the transition period August 1, 2007 through December 31, 2007, and the year ended July 31, 2007 in the Annual Report on Form 10-K.

/s/	Stegman & Company

Baltimore, Maryland
March 30, 2009